UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 23, 2007, Lee Enterprises, Incorporated (the “Company”) reported its results for the third fiscal quarter ended June 30, 2007. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

To supplement the Company’s consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: adjusted earnings from continuing operations (and related earnings per common share, also referred to as diluted earnings per common share), operating cash flow and free cash flow. The Company’s reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in the attached earnings release.

The Company believes its comparative presentation of adjusted income from continuing operations (and related earnings per share) provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by identifying expenses that may not be indicative of its core business operating results and are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and in forecasting and analyzing future periods that are not likely to include the adjusted items.

The Company believes that operating cash flow and free cash flow are useful measures of evaluating its financial performance because of their focus on the Company’s results from operations before depreciation and amortization and liquidity, respectively. The Company also believes that these measures are two of the alternative financial measures of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Earnings Release – Third Quarter Ended June 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: July 26, 2007	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Third Quarter Ended June 30, 2007

3

EXHIBIT 99.1 - News Release

201 N. Harrison St.

Davenport, IA 52801-1939

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for third fiscal quarter

DAVENPORT, Iowa (July 23, 2007) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 49 cents for its third fiscal quarter ended June 30, 2007, compared with 47 cents a year ago. Adjusted for one-time items(1) described below, earnings from continuing operations were 58 cents per diluted common share in 2006.

Including discontinued operations, earnings for the quarter totaled 49 cents per diluted common share, compared with 50 cents in 2006.

Mary Junck, chairman and chief executive officer, said: “Even in the current advertising slowdown, our publishing business in print and online remains one of the most profitable in the industry. Our vigorous sales culture and careful cost control has allowed us to continue to generate strong free cash flow(2) and reduce net debt by $110 million in the first three quarters of this year, on top of the $179 million we repaid in the full year in 2006.”

She added: “Although our advertising revenue has been significantly stronger than that of peers, it’s been nonetheless down modestly compared with a year ago. Real estate is in a down cycle, taking retail home improvement and furniture store advertising with it. National advertising is also in a trough. In addition, some of our bigger department store customers are working through competitive and branding issues, and the auto industry is undergoing structural changes. Meanwhile, our rapid online growth has accelerated to a rate of more than 60 percent in the last quarter and now accounts for almost 8 percent of our advertising revenue, surpassing national. This past spring, we rolled out the Yahoo! HotJobs ad platform with excellent success, and, beginning this summer, we’re adding more Yahoo technology to capture search revenue and drive additional traffic to our sites. At the same time, our newsrooms have been energetically reinventing themselves to provide unmatched local news and information in interactive, multimedia formats on our websites as well as in our powerful daily printed newspapers.”

Total revenue for the quarter from continuing operations decreased 3.2 percent from a year ago to $281.4 million. Total advertising revenue decreased 3.1 percent, with online advertising up 61.2 percent. Combined print and online retail advertising decreased 2.8 percent. Combined print and online classified advertising revenue decreased 2.1 percent, with employment up 7.6 percent, automotive down 9.1 percent and real estate down 8.3 percent. Combined print and online national advertising revenue decreased 13.6 percent. Circulation revenue declined 3.3 percent.

On a same property (3) basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the quarter decreased 3.1 percent from a year ago.

There were no significant day exchanges in the quarter.

Total operating expenses, excluding depreciation and amortization, decreased 1.1 percent for the quarter compared with a year ago. Newsprint and ink expense decreased 12.0 percent. Compensation expense declined 0.4 percent. Other operating expenses increased 4.9 percent, reflecting support of industry-leading revenue and circulation initiatives and results. Same property operating expenses, excluding one-time items, depreciation and amortization, also decreased 0.2 percent for the quarter compared with a year ago.

Operating cash flow (4) decreased 8.5 percent to $73.2 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 3.9 percent to $54.6 million. Non-operating expenses, which are primarily financial expense, decreased 11.1 percent to $19.6 million. Income from continuing operations before income taxes increased 0.6 percent to $35.1 million. Income from continuing operations increased 4.7 percent, to $22.3 million. Net income, including discontinued operations, decreased 1.0 percent to $22.5 million.

Free cash flow totaled $42.9 million for the quarter, compared with $47.3 million a year ago.

YEAR TO DATE

For the nine months ended June 30, 2007, total revenue from continuing operations decreased 0.6 percent from a year ago to $843.5 million. Total advertising revenue decreased 1.0 percent, with online advertising up 56.5 percent. Combined print and online retail advertising decreased 0.5 percent. Combined print and online classified advertising revenue decreased 0.7 percent, with employment up 6.1 percent, automotive down 5.2 percent and real estate down 5.4 percent. Combined print and online national advertising revenue decreased 6.2 percent. Circulation revenue declined 1.2 percent.

On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the nine months decreased 0.8 percent from a year ago.

Total operating expenses, excluding depreciation and amortization, for the nine months decreased 0.9 percent, reflecting lower newsprint costs, along with one-time items in both years. Other operating expenses increased 5.6 percent, again reflecting revenue and circulation initiatives. Same property operating expenses, excluding one-time items, depreciation and amortization, increased 1.3 percent for the nine months compared with a year ago, with compensation down 0.1 percent, newsprint and ink down 2.8 percent, and other operating expenses up 5.5 percent.

There were no day exchanges during the nine-month period. At Lee’s 50 percent partnership in Tucson, which uses calendar year period accounting, a 53rd week of the 2006 calendar year was recognized in December 2006. Tucson results are reported as equity in earnings of associated companies. The remaining former Pulitzer enterprises will record a 53rd week in September 2007.

Operating cash flow increased 0.1 percent to $212.5 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, increased 1.2 percent to $158.6 million. Non-operating expenses, which are primarily financial expense, decreased 6.4 percent to $62.5 million. Income from continuing operations before income taxes increased 6.9 percent to $96.1 million. Income from continuing operations increased 8.5 percent, to $60.9 million. Net income, including discontinued operations, increased 1.9 percent to $61.0 million.

For the nine months, diluted earnings per common share from continuing operations were $1.33, compared with $1.23 a year ago, an increase of 8.1 percent.

Free cash flow totaled $102.6 million, compared with $133.8 million a year ago, reflecting improved operating results and lower financial expense, which were more than offset by changes in timing of tax payments.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 51 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract more than 11 million visits monthly, and Lee’s weekly publications are distributed to more than 4.5 million households. Lee’s 55 newspaper markets include St.

Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

ADJUSTED EARNINGS AND EPS (1)

The following tables summarize the impact on income from continuing operations and earnings per diluted common share from one-time items. Per share amounts may not add due to rounding.

	Three Months Ended June 30
	2007		2006
(Thousands, Except EPS)	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$22,310	$0.49	$21,316	$0.47

Adjustments to income from continuing operations:
Reduction in value of intangibles	-		5,526
Transition costs	-		1,677
	-		7,203
Income tax expense (benefit)
of adjustments, net	-		(1,984)
	-	-	5,219	0.11
Income from continuing operations, as adjusted	$22,310	$0.49	$26,535	$0.58

	Nine Months Ended June 30
	2007		2006
(Thousands, Except EPS)	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$60,944	$1.33	$56,151	$1.23

Adjustments to income from continuing operations:
Curtailment gains	(3,731)		-
Curtailment gains, Tucson	(1,037)		-
Early retirement program	-		8,654
Reduction in value of intangibles	-		5,526
Transition costs	-		2,830
	(4,768)		17,010
Income tax expense (benefit)
of adjustments, net	1,683		(5,662)
	(3,085)	(0.07)	11,348	0.25
Income from continuing operations, as adjusted	$57,859	$1.26	$67,499	$1.48

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
		Three Months Ended June 30		Nine Months Ended June 30
(Thousands, Except EPS Data)	2007	2006	%	2007	2006	%
Advertising revenue:
Retail	$ 112,577	$118,017	(4.6)%	$346,518	$353,550	(2.0)%
National	11,975	13,862	(13.6)	42,831	45,641	(6.2)
Classified:
Daily newspapers:
Employment	21,275	23,994	(11.3)	60,992	66,859	(8.8)
Automotive	14,008	15,964	(12.3)	41,190	44,750	(8.0)
Real estate	15,104	16,506	(8.5)	43,856	46,854	(6.4)
All other	10,842	10,813	0.3	28,903	29,105	(0.7)
Other publications	12,603	12,371	1.9	35,651	33,776	5.6
Total classified	73,832	79,648	(7.3)	210,592	221,344	(4.9)
Online	16,200	10,051	61.2	39,708	25,370	56.5
Niche publications	4,326	4,422	(2.2)	12,243	12,311	(0.6)
Total advertising revenue	218,910	226,000	(3.1)	651,892	658,216	(1.0)
Circulation	49,917	51,644	(3.3)	152,307	154,134	(1.2)
Commercial printing	4,309	4,600	(6.3)	12,441	13,066	(4.8)
Online services & other	8,239	8,300	(0.7)	26,885	23,563	14.1
Total operating revenue	281,375	290,544	(3.2)	843,525	848,979	(0.6)
Operating expenses:
Compensation	107,898	108,338	(0.4)	330,578	328,654	0.6
Newsprint and ink	27,077	30,766	(12.0)	85,412	89,437	(4.5)
Other operating expenses	73,243	69,852	4.9	218,785	207,228	5.6
Curtailment gains	-	-	NM	(3,731)	-	NM
Transition costs	-	1,677	NM	-	2,830	NM
Early retirement program	-	-	NM	-	8,654	NM
Operating expenses, excluding
depreciation and amortization	208,218	210,633	(1.1)	631,044	636,803	(0.9)
Operating cash flow(4)	73,157	79,911	(8.5)	212,481	212,176	0.1
Depreciation	7,993	8,578	(6.8)	25,032	24,617	1.7
Amortization	15,067	19,330	(22.1)	45,207	47,101	(4.0)
Equity in earnings of associated companies:
Tucson partnership	2,590	2,621	(1.2)	10,465	10,309	1.5
Madison Newspapers	1,927	2,226	(13.4)	5,862	5,858	0.1
Operating income	54,614	56,850	(3.9)	158,569	156,625	1.2
Non-operating income (expense):
Financial income	2,491	1,579	57.8	5,522	4,545	21.5
Financial expense	(22,027)	(23,567)	(6.5)	(68,006)	(71,298)	(4.6)
Other, net	(21)	-	NM	(21)	-	NM
	(19,557)	(21,988)	(11.1)	(62,505)	(66,753)	(6.4)
Income from continuing operations before income taxes	35,057	34,862	0.6	96,064	89,872	6.9

Income tax expense	12,376	13,177	(6.1)	33,945	32,829	3.4
Minority interest	371	369	0.5	1,175	892	31.7
Income from continuing operations	22,310	21,316	4.7	60,944	56,151	8.5
Discontinued operations	181	1,401	NM	89	3,765	NM
Net income	$22,491	$22,717	(1.0)%	$61,033	$59,916	1.9%
Earnings per common share:
Basic:
Continuing operations	$0.49	$0.47	4.3%	$1.34	$1.24	8.1%
Discontinued operations	-	0.03	NM	-	0.08	NM
	$0.49	$0.50	(2.0)%	$1.34	$1.32	1.5%
Diluted:
Continuing operations	$0.49	$0.47	4.3%	$1.33	$1.23	8.1%
Discontinued operations	-	0.03	NM	-	0.08	NM
	$0.49	$0.50	(2.0)%	$1.33	$1.32	0.8%
Average common shares:
Basic	45,715	45,488		45,638	45,380
Diluted	45,887	45,602		45,776	45,509

SELECTED BALANCE SHEET INFORMATION
				June 30
(Thousands)				2007	2006
Cash				$9,221	$12,681
Restricted cash and investments				107,310	92,310
Debt (principal amount)				1,426,500	1,581,000
SELECTED STATISTICAL INFORMATION
	Three Months Ended June 30			Nine Months Ended June 30
(Dollars in thousands)	2007	2006	%	2007	2006	%
Capital expenditures:	7,944	7,772	2.2%	20,649	19,358	6.7%
Same property newsprint
volume (tonnes)	41,664	44,576	(6.5)	126,862	133,814	(5.2)
Same property full-time
equivalent employees	8,082	8,133	(0.6)	8,119	8,204	(1.0)

FREE CASH FLOW (2)
	Three Months Ended June 30		Nine Months Ended June 30
(Thousands)	2007	2006	2007	2006
Operating income	54,614	56,850	158,569	156,625
Depreciation and amortization	24,645	29,845	74,993	76,120
Stock compensation	1,702	1,901	5,667	5,948
Cash interest expense	(23,062)	(24,512)	(71,036)	(74,418)
Financial income	2,491	1,579	5,522	4,545
Cash income taxes	(9,176)	(10,196)	(49,280)	(14,794)
Minority interest	(371)	(369)	(1,175)	(892)
Capital expenditures	(7,944)	(7,772)	(20,649)	(19,358)
	42,899	47,326	102,611	133,776

NOTES:

(1)

Adjusted earnings from continuing operations and adjusted earnings per common share, which are defined as income from continuing operations and earnings per common share adjusted to exclude matters of a substantially non-recurring nature, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted earnings from continuing operations and adjusted EPS to income from continuing operations and earnings per common share are included in tables accompanying this release.

(2)	Free cash flow is a non-GAAP financial measure. A reconciliation of free cash flow to operating income, the most directly comparable GAAP measure, is included in a table accompanying this release.
(3)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee’s 50% ownership in Madison and Tucson, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(4)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP financial measure. Reconciliations of operating cash flow to operating income, the most directly comparable GAAP measure, are included in tables accompanying this release.

(5)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(6)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2006. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100